SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  January 10, 2007

ADVANCED CELL TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50295	87-0656515
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1201 Harbor Bay Parkway, Alameda, California 94502

(Address of principal executive offices, including zip code)

(510) 748-4900

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01        OTHER EVENTS.

The Company announced today that it closed its previously announced amendment to  the Company’s Amortizing Convertible Debentures and Common Stock Purchase Warrants issued under the Securities Purchase Agreement dated as of September 15, 2005 (“2005 Debenture Financing”) and of the Company’s Amortizing Convertible Debentures and Common Stock Purchase Warrants issued under the Securities Purchase Agreement dated as of August 30, 2006 (“2006 Debenture Financing”) between the Company and the holders of such instruments to amend certain  terms of these transactions as described below (the “Amendments”).

The Amendments contain the basic terms described below.

2005 Debenture Financing Amendment.  The transaction documents associated with the 2005 Debenture Financing will be amended in the following material respects:

•      The conversion price of the debentures will be reset to $0.90.

•      The exercise price of the warrants will be reset to $0.95.

•      The debentures will be amended to give the Company the right to pay mandatory monthly redemptions in registered shares (or shares of Common Stock eligible for immediate resale under Rule 144) or cash, in the Company’s discretion.

•      The Registration Rights Agreement will be amended so as to limit the number of shares of Common Stock required to be registered to an amount not in excess of the limits imposed by the Securities and Exchange Commission’s application of Rule 415 to secondary, resale registration statements, provided that the Company shall register not less than 30% of the Company’s issued and outstanding Common Stock (less shares held by affiliates of the Company) every six months until the registration requirements of the Registration Rights Agreement are satisfied in their entirety, and provided further that the Company shall continue to exercise best efforts to satisfy the registration requirements of the original Registration Rights Agreement as promptly as possible.

•      The definition of “Exempt Issuance” will be expanded to include certain additional recipients of options issued under the Company’s approved stock option plans.

2006 Debenture Financing Amendment.  The transaction documents associated with the 2006 Debenture Financing will be amended in the following respects:

•      The commencement of monthly redemptions will be deferred until September 7, 2007.

•      The Company will be authorized to withdraw its pending Registration Statement, subject to satisfaction of the provisions of the amended Registration Rights Agreement described immediately below.

•      The Registration Rights Agreement will be amended as follows:  (a) to require the filing of an initial Registration Statement by the later of the 10th trading day following the effective date of the Amendment, or January 19, 2007; (b) the number of shares of Common Stock required to be registered is limited to an amount not in excess of the limits imposed by the Securities and Exchange Commission’s application of Rule 415 to secondary, resale registration statements, provided that the Company shall register not less than 30% of the Company’s issued and outstanding Common Stock (less shares held by affiliates of the Company) every six months until the registration requirements of the Registration Rights Agreement are satisfied in their entirety, and provided further that the and provided further that the Company shall continue to exercise best efforts to satisfy the registration requirements of the original Registration Rights Agreement as promptly as possible.

•      The Company will covenant to limit cash expenditures to an amount not in excess of $1.3 million per calendar month, subject to certain specified exceptions.

•      The definition of “Exempt Issuance” will be expanded to include certain additional recipients of options issued under the Company’s approved stock option plans.

The Company had 40,251,245 shares outstanding as of January 4, 2007.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED CELL TECHNOLOGY, INC.

	By:	/s/ William M. Caldwell, IV
William M. Caldwell, IV
Chief Executive Officer

Dated: January 11, 2007